                                                                    EXHIBIT 10.2

                                ALPHARETTA SQUARE
                              SHOPPING CENTER LEASE

         THIS LEASE (the "Lease") made and entered into as of the _____ day of _____________, 2000, by and between Daniel B. Cowart DBA ALPHARETTA SQUARE SHOPPING CENTER ("Lessor"), and FUTURUS FINANCIAL SERVICES, INC._______________, ("Lessee"),

WITNESSETH:

                                    ARTICLE I

                REFERENCE PROVISIONS, DEMISED PREMISES AND TERMS

         Section 1.1. Reference Provisions. Where used in this Lease, the designated terms hereinafter set forth shall have the meanings ascribed thereto by the provisions of this Section 1.1:

         (a) "SHOPPING CENTER" - that certain real property (the "Site") more particularly described in Exhibit "A" attached hereto and by this reference incorporated herein together with all improvements now located or hereafter erected thereon, less any deletions pursuant to this Lease, plus such additions as Lessor may from time to time designate as comprising part of the Shopping Center. The site plan attached hereto as Exhibit "B" and by this reference incorporated herein is a schematic plan only intended to show the general layout of the Shopping Center. Lessor reserves the right to alter, vary, add to or omit in whole or in part the structures, common areas, and/or land areas shown on this plan. This plan is subject to change and modification by governmental authorities having jurisdiction. All measurements and distances are approximate. Lessor does not covenant or represent that any occupant indicated hereon is or will remain a lessee in either the space marked or in any other space in the Shopping Center and nothing set forth in this plan is a representation, agreement or easement right except as specifically set forth in the Lease.

         (b) "DEMISED PREMISES" - that certain space located in a building erected on the Site containing approximately 1,500 square feet and being shown and outlined in red on the site plan ("Site Plan") attached hereto as Exhibit "B" and by this reference incorporated herein and being known as Shop No. 105A

         (c)  "LESSEE'S TRADE NAME"-  FUTURUS BANK, N.A.

         (d) "TERM" - the period of time commencing as of the date hereof and ending unless extended or sooner terminated as herein provided, at 12:00 o'clock (midnight) on the 15th day of February, 2000 and ending on the 31st day of July, 2000, (as hereinbelow defined).

         (e) "LEASE YEAR" - each period (during the Term) of twelve (12) calendar months which begins on the Rental Commencement Date (as hereinbelow defined) or on any annual anniversary thereof, plus said shorter period (if any) which begins as aforesaid and ends on the date of the termination of this Lease.

         (f) "MINIMUM RENT" - the Minimum Rent shall be payable monthly in advance beginning on the "Rental Commencement Date" (as hereinbelow defined).

         The Minimum Rent shall be:

         $14.00/psf = $1,750.00/mo., and $21,000.00/year
         Month-to-Month after first six months at a rate of $14.40, or $1,800.00 per month.


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         (h) "LESSEE'S SHARE OF REAL ESTATE TAXES" - as specified in
Section 2.6.

         (i) "LESSEE'S SHARE OF COMMON AREA COSTS" - as specified in
Section 2.7.

         (j) "LESSEE'S SHARE OF INSURANCE PREMIUMS" - as specified in
Section 2.9.

         (k) "USE" - Lessee shall use the Demised Premises solely for the purpose of a banking facility, subject to restrictions by virtue of exclusives of other tenants set forth in the Rider attached to this Lease, and for no other purposes whatsoever.

         (l) "COMMON AREA" - All areas and facilities in the Shopping Center designated for the general use, in common, of occupants of the Shopping Center, including the Lessee hereunder, its officers, agents, employees and customers. Common Areas shall include, to the extent provided, the parking areas, sidewalks, roadways, loading platforms, restrooms, ramps and landscaped areas.

         (m) "SECURITY DEPOSIT" - the amount of $ 3,500 of which $ 1,750 shall be applied against the first due installment of Minimum Rent and $1,750 shall be repaid, without interest, to Lessee after the termination of this Lease and any renewal thereof, provided Lessee shall comply with all terms of this Lease, and otherwise, the entire Security Deposit held by Lessor shall be applied as provided in Sections 10.2 and 11.3 hereof.

         (n) "CONSTRUCTION OBLIGATIONS" - as specified in Article III.

         (o) "ADDRESSES FOR NOTICES" -

         TO LESSOR:                DANIEL B. COWART dba
                                   ALPHARETTA SQUARE SHOPPING CENTER
                                   c/o AFCO Realty Services, LLC
                                   Attn:  Terri Y. Richards
                                   4200 Northside Parkway, Bldg. 12
                                   Atlanta, GA. 30327-3049

         TO LESSEE:                Mr. William M. Butler
                                   P. O. BOX 1145
                                   Alpharetta, GA  30009
                                   (770)643-2512

         (p) "LIST OF EXHIBITS" -

                Rider - Special Provisions
                Exhibit "A" - Legal Description
                Exhibit "B" - Site Plan

         Section 1.2. Granting of the Demised Premises. Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor, the Demised Premises. Provided Lessee is not in default hereunder, Lessee shall be entitled to use the Common Areas in common with Lessor and the other tenants of the Shopping Center throughout the Term of this Lease.

         Lessor may make limited relocations of the Demised Premises and may increase, reduce or change the number, dimensions or location of the improvements comprising the Shopping Center or any of them in any manner whatsoever as Lessor shall deem proper; provided, however, that Lessor may not substantially alter the location of the Demised Premises as shown on the Site Plan without the prior written consent of Lessee.

         It is expressly understood and agreed that nothing herein contained shall be construed as a grant or rental of or a conveyance of: any rights in the roof or exterior of the building or buildings of which the Demised Premises constitute a part; the air space (occupied or not) above a horizontal elevation plane coterminous with the bottom edge of the structural steel framework supporting the roof of the Demised Premises; the Common Area (except as herein before specifically provided to the contrary); the air space (occupied or not) below a horizontal elevation plane coterminous with the finished floor level of the Demised Premises; or of the land upon which the Demised Premises are located.

         Section 1.3 Floor Area. The term "Floor Area" as used in this Lease shall mean the number of square feet of floor space within the Demised Premises as set forth in Section 1.1 (b) and any area outside the Demised Premises which is exclusively appropriated for use by Lessee; subject, however, to the limitations of Section 1.2 hereof.

         Section 1.4 Acceptance of Demised Premises. By acceptance of possession of the Demised Premises for performance of Lessee's work in the Demised Premises, Lessee shall be deemed to have accepted the Demised Premises, to have acknowledged that the same are in the condition called for hereunder and to have agreed that all of the obligations imposed upon Lessor pursuant to Exhibit "C" of this Lease have been fully performed. Lessee agrees that promptly following the delivery of possession of the Demised Premises to Lessee, Lessee shall execute the Demised Premises Acceptance Letter in the form attached hereto as Exhibit "D".

         Section 1.5 Quiet Enjoyment. Lessee, upon paying the rents herein reserved and performing and observing all other terms, covenants and conditions of this Lease on Lessee's part to be performed and observed, shall peaceably and quietly have, hold and enjoy the Demised Premises during the Term, subject, nevertheless, to the terms of this Lease and to any mortgages, ground or underlying leases, agreements and encumbrances to which this Lease is or may be subordinated.

         Section 1.6 Rental Commencement Date. Except as herein provided to the contrary, the phrase "Rental Commencement Date" shall mean

         Section 1.7 Failure to do Business. The parties covenant and agree that because of the difficulty or impossibility of determining Lessor's damages by way of loss of the anticipated Percentage Rent from Lessee or by way of loss of value of the Shopping Center because of diminished salability or mortgageability or adverse publicity or appearance by Lessee's actions, should Lessee (a) fail to open for business in the Demised Premises fully fixtured, stocked and staffed on the Rental Commencement Date, (b) vacate, abandon or desert the Demised Premises, (c) cease operating or conducting its business in the Demised Premises (except during any period the Demised Premises are rendered untenantable by reason of fire, casualty or permitted repairs or alterations), or (d) fail or refuse to maintain the business hours on the days or nights or a part thereof as provided in Section 4.2 (a) hereof, then in any of such events (hereinafter collectively referred to as "failure to do business"), Lessor shall have the right, at its option, and as liquidated damages due to the difficulty of ascertaining actual damages, to collect not only Minimum Rent, Percentage Rent and other rents, charges and sums herein reserved, but also an amount payable as additional rent equal to one hundred percent (100%) of the Minimum Rent reserved for the period of Lessee's failure to do business, computed at a daily rate for each and every day or a part thereof during such period; and Lessor and Lessee agree that such additional rent shall be deemed to be their best estimate of the damages which will be suffered by Lessor as a result of Lessee's failure to do business and such amount shall be payable as liquidated damages in lieu of any Percentage Rent that might have been earned by Lessor during such period. Lessor shall also have the right to treat such failure to do business as a default under Section
10.1 of this Lease.

                                   ARTICLE II

                             RENT AND OTHER CHARGES

         Section 2.1 Minimum Rent. Lessee shall pay Lessor without previous demand therefor and without any setoff or deduction whatsoever, except as expressly provided in this Lease, the Minimum Rent provided in Section 1.1(f), payable in equal monthly installments, in advance, on the first day of each and every calendar month throughout the Term. The Minimum Rent shall commence to accrue on the Rental Commencement Date. The first full rental payment date hereunder shall be the first day of the first calendar month following the Rental Commencement Date and on that date Lessee shall pay to Lessor the Minimum Rent set forth in Section 1.1(f) for the month beginning on such date plus a proportionate amount thereof for the period, if any, beginning on the Rental commencement Date and ending on the day preceding such first rental payment date hereunder.

         Section 2.6. Taxes. Commencing with the Rental Commencement Date and thereafter during the Term hereof, Lessee shall pay promptly when due all taxes imposed upon Lessee's rent and business operation and upon all personal property of Lessee, and shall also pay to Lessor, as additional rent, Lessee's share of "Real Estate Taxes" (as hereinafter defined) as specified in this Section 2.6. Lessee's share of "Real Estate Taxes" shall be computed by multiplying the total amount of such taxes by a fraction, the numerator of which shall be the total number of square feet of Floor Area, and the denominator of which shall be the total number of square feet of floor space leasable in the Shopping Center. Lessor shall furnish Lessee copies of all tax bills affecting Lessee's share of Real Estate Taxes and a statement of the calculation of same upon demand.

         For purposes of this Lease, the phrase "Real Estate Taxes" shall mean and include any and all governmental levies, fees, charges, taxes or assessments of every kind and nature whatsoever which during the Term are levied, assessed, become due and payable or are imposed against the Shopping Center or any portion thereof or against Lessor by reason of its ownership and operation of the Shopping Center and its receipt of rents therefrom, extraordinary as well as ordinary, foreseen and unforeseen, including, without limitation, ad valorem taxes, rent taxes, water and sewer rents, all other governmental exactions arising in connection with the use, occupancy or possession of, or growing due and payable out of or for the Shopping Center or any part thereof and expenses directly incurred by Lessor in contesting the validity of, in seeking a reduction in, or in seeking to prevent an increase in any such tax(es); provided, however, that the phrase "Real Estate Taxes" shall not be deemed to include any inheritance, estate, succession, transfer, gift, franchise, corporation, general income or profit tax or capital levy or special assessment against the Shopping Center for permanent public improvements except as may be hereinafter specifically enumerated.

         Lessor shall estimate Real Estate Taxes on the basis of periods of twelve (12) consecutive calendar months designated by Lessor, and Lessee shall pay one-twelfth (1/12) of such estimate in equal monthly installments, together with the payment of Minimum Rent. In the event the aggregate of Lessee's installments during any such period (or part thereof) shall be less than the amount of taxes due from Lessee, such deficiency shall be paid to Lessor within ten (10) days after demand therefor. For any period within the Term which is less than a full year, Lessee's share of Real Estate Taxes shall be appropriately prorated. Subject to adjustment herein contemplated, Lessee shall pay Lessor in advance on the first date of each calendar month as an initial estimate of Lessee's share of Real Estate Taxes the amount equal to 1/12 of an amount computed by multiplying the annual rate of approximately ninety cents ($0.90) times the total square feet of Floor Area of the Demised Premises.

         Section 2.7. Common Area Charges. Commencing with the Rental Commencement Date and thereafter during the Term hereof, Lessee will pay to Lessor, as additional rent, an annual amount, without deduction or setoff, equal to such proportion of "Lessor's Operating Cost of the Common Areas" as the Floor Area of the Demised Premises bears to total floor space leasable in the Shopping Center.

         For the purposes of this Section 2.7, "Lessor's Operating Cost of the Common Areas" is defined as including all of Lessor's costs and expenses of operating and maintaining the Common Areas in the Shopping Center, and shall be deemed to include, without limitation, landscaping, sanitary control, cleaning, utilities, snow removal, resurfacing, painting, fire protection, security, traffic control, repairs, policing and Lessor's overhead expenses for administering same in an amount not to exceed fifteen percent (15%) of the total of such costs.

         The annual charge shall be computed on the basis of periods of twelve
(12) consecutive calendar months as designated by Lessor, and shall be paid by Lessee in equal installments in advance on the first day of each calendar month in an amount reasonably estimated by Lessor. For any period within the Term which is less than a full year, the annual charge shall be appropriately prorated. Within sixty (60) days after the end of each such twelve (12) month period, Lessor will furnish to Lessee a statement showing in reasonable detail the amount of Lessor's operating costs for the preceding period, any necessary adjustments shall thereupon be made, and the monthly payments to be made by Lessee for the ensuing year shall be estimated accordingly. Changes in applicable Floor Areas shall result in corresponding pro rata adjustments. Subject to adjustment as herein contemplated, Lessee shall pay Lessor in advance on the first day of each calendar month as an initial estimate of Lessee's share of Common Area charges the amount equal to 1/12 of an amount computed by multiplying the annual rate of approximately eighty cents ($0.80) times the total square feet of Floor Area of the Demised Premises.

         Section 2.8. Utility Charges. Lessee shall pay promptly, as and when the same become due and payable, all water rents, rates and charges, all sewer rents and all charges for electricity, gas heat, steam, hot and/or chilled water, air conditioning, ventilating, lighting systems, and other utilities supplied to the Demised Premises, and any sewer fees, assessments, capacity charges, tap fees, and hook up charges for the Shopping Center. If any such utilities or charges are not separately metered or assessed or are only partially separated metered or assessed and are used in common with other tenants in the Shopping Center, Lessee will pay to Lessor a proportionate share of such charges for utilities used in common based on square footage of floor space leased to each lessee using such common facilities, in addition to Lessee's payments of the separately metered charges.

         Lessor may install re-registering meters and collect any and all utility charges as aforesaid from Lessee, making returns to the proper public utility company or governmental unit, provided that Lessee shall not be charged more than the rates it would be charged for the same services if furnished direct to the Demised Premises by such companies or governmental units. At the option of Lessor, any utility or related service which Lessor may at any time elect to provide to the Demised Premises may be furnished by Lessor or any agent employed by or independent contractor selected by Lessor, and Lessee shall accept the same therefrom to the exclusion of all other suppliers so long as the rates charged by the Lessor or by the supplier of such utility or related service are competitive. If utilities are metered, but an accurate meter reading is not possible, Lessee shall pay pursuant to the formula based on square footage.

         Lessor shall have no liability to Lessee for disruption of any utility service, and in no event shall such disruption constitute constructive eviction or entitle Lessee to an abatement of rents or other charges.

         Section 2.9. Insurance Costs. Lessee hereby agrees to pay to Lessor, as additional rent, an annual amount, without deduction or setoff, equal to such proportion of "Lessor's Insurance Costs" as the Floor Area of the Demised Premises bears to the total floor space leasable in the Shopping Center.

         For the purposes of this Section 2.9, "Lessor's Insurance Costs" is defined as including the costs to Lessor of insurance obtained by Lessor in connection with the Shopping Center, including without limitation, any liability insurance or personal injury, death and property damage insurance, fire, theft, or other casualty insurance, Worker's Compensation Insurance covering personnel, fidelity bonds for personnel, and insurance against liability for defamation and claims of false arrest occurring in or about the Common Areas.

         The annual charge for Lessor's Insurance Costs shall be computed on the basis of periods of twelve (12) consecutive calendar months as designated by Lessor, and shall be paid by Lessee in equal installments in advance on the first day of each calendar month in an amount reasonably estimated by Lessor. For any period within the Term which is less than a full year, the annual charge shall be appropriately prorated. Within sixty (60) days after the end of each twelve (12) month period, Lessor will furnish the Lessee a statement showing in reasonable detail the amount of Lessor's Insurance Costs for the preceding period, any necessary adjustments shall thereupon be made, and the monthly payments to be made by Lessee for the ensuing year shall be estimated accordingly. Changes in applicable Floor Areas shall result in corresponding pro rata adjustments. Subject to adjustment as herein contemplated, Lessee shall pay Lessor in advance on the first day of each calendar month as an initial estimate of Lessee's Share of Insurance Costs the amount equal to 1/12 of an amount computed by multiplying the annual rate of approximately ten cents ($0.10) times the total square feet of Floor Area of the Demised Premises.

         Lessee further agrees to pay on demand any increase in premiums that may be charged on insurance carried by Lessor resulting from Lessee's use or occupancy of the Demised Premises or any other part of the Shopping Center.

         Section 2.10. Additional Rent. In addition to the Minimum Rent and Percentage Rent, all other payments to be made by Lessee hereunder shall be deemed for purposes of securing the collection thereof to be additional rent hereunder, whether or not the same be designated as such, and Lessor shall have the same rights and remedies upon Lessee's failure to pay the same as for the nonpayment of Minimum Rent. Lessor, at its election, shall have the right (but not the obligation) to pay for or perform any act which requires the expenditure of any sum of money by reason of the failure or the neglect of Lessee to perform any of the provisions herein, and in the event Lessor shall at its election pay such sums or perform such acts requiring the expenditure of monies, Lessee agrees to reimburse and pay Lessor, upon demand, such sum, which shall be deemed for the purpose of securing the collection thereof to be additional rent hereunder.

                                   ARTICLE III

                        CONSTRUCTION OF DEMISED PREMISES

         The Demised Premises shall be accepted "as-is".

                                   ARTICLE IV

                             USE OF DEMISED PREMISES

         Section 4.1. Use of Demised Premises. Subject to and in accordance with all rules, regulations, laws, ordinances, statutes and requirements of all governmental authorities, the Fire Insurance Rating Organization, The Board of Fire Insurance Underwriters and Lessor's insurance carrier, Lessee shall use the Demised Premises solely for the purposes contemplated by Section 1.1(k) and for no other purposes.

         During the Term, Lessee shall keep the Demised Premises open for business during normal hours of operation of the Shopping Center and, after the opening of the Demised Premises, shall continue to actively and diligently operate its business therein in a high-grade and reputable manner throughout the Term.

         Section 4.2. Additional Covenants of Lessee. Lessee's use of the Demised Premises and the Common Areas shall be subject at all times during the Term to reasonable rules and regulations adopted by Lessor not in conflict with any of the express provisions hereof governing the use of the parking areas, walks, driveways, passageways, signs, exteriors of building, lighting and other matters affecting other tenants in, and the general management and appearance, of the Shopping Center. Lessee agrees to comply with all such rules and regulations upon notice to Lessee from Lessor. Lessee expressly agrees as follows:

         (a) Lessee shall conduct its business in the Demised Premises at least six (6) days per week, Monday through Saturday, a minimum of forty (40) hours per week. Lessee shall not close the business in excess of 24 hours during the days set forth above without the express written approval of Lessor. A vacation or abandonment of premises or cessation of operations by any other lessee(s) in the Shopping Center shall not in any way release Lessee from Lessee's obligations under this Lease, such obligations being independent covenants of this Lease.

         (b) All garbage and refuse shall be kept inside the Demised Premises in the kind of container specified by Lessor, and shall be placed outside of the Demised Premises prepared for collection in the manner and at the times and places specified by Lessor. If Lessor shall provide or designate a service for picking up refuse and garbage, Lessee shall use same at Lessee's cost. Lessee shall pay the cost of removal of any of Lessee's refuse and garbage and maintain all loading areas in a clean manner satisfactory to the Lessor. If any part of the Lessee's business shall consist of the preparation and/or sale of food, including without limitation the operation of a restaurant, snack shop or food market, Lessee shall place all garbage and refuse in plastic bags before depositing same in exterior containers at Lessee's expense. If Lessee does not place all garbage and refuse in containers, Lessor shall have the right to have said garbage removed at Lessee's expense and shall charge Lessee two (2) times actual expenses incurred by Lessor for said removal.

         (c) No radio or television aerial or other devise shall be erected on the roof or exterior walls of the Demised Premises or the building in which the Demised Premises are located without first obtaining in each instance the Lessor's consent in writing. Any aerial or devise installed without such written consent shall be subject to removal at Lessee's expense without notice at any time. If the Lessor elects to so remove such aerial or devise, Lessor will charge Lessee two (2) times actual expenses incurred by Lessor for such removal.

         (d) No loud speakers, televisions, phonographs, radios, tape players, disc players or other devises shall be used in a manner so as to be heard or seen outside of the Demised Premises without the prior written consent of Lessor.

         (e) The plumbing facilities shall not be used for any other purpose than that for which they are constructed; no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Lessee. Lessee agrees to reimburse Lessor an amount equal to two (2) times the cost incurred by Lessor as a result of any such breakage, stoppage or damage.

         (f) Lessee at its expense shall contract for pest extermination services covering the Demised Premises, to be rendered not less frequently than semiannually pursuant to the schedule set forth in Exhibit "F". Lessee shall deliver to Lessor certificates evidencing such services, without the prior request of Lessor.

         (g) Lessee shall not burn any trash or garbage or any kind in the Demised Premises or within the Shopping Center.

         (h) Lessee shall keep any display windows or signs in or on the Demised Premises well lighted during the hours that the lights in the parking lot are in operation.

         (i) Lessee shall keep and maintain the Demised Premises (including, without limitation, exterior and interior portions of all windows, doors and all other glass) in a neat and clean condition.

         (j) Lessee at its expense shall participate in any reasonable window cleaning program that may be established by Lessor for all or substantially all other stores in the Shopping Center.

         (k) Lessee shall take no action which would violate Lessor's labor contracts, if any, affecting the Shopping Center, nor create any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Lessor or any other lessee or occupant in the Shopping Center or with the rights and privileges of any customer or other person(s) lawfully in and upon said Shopping Center, nor shall Lessee cause any impairment or reduction of the good will of the Shopping Center.

         (l) Lessee shall pay before delinquency all license or permit fees and charges of a similar nature for the conduct of any business in the Demised Premises.

         (m) Lessee shall store and/or stock in the Demised Premises only such merchandise as Lessee is permitted to offer for sale in the Demised Premises pursuant to this Lease.

         (n) Lessee shall not conduct or permit any fire, bankruptcy, auction or "going out of business" sale (whether real or fictitious) in the Demised Premises, without prior written consent of Lessor, or utilize any unethical method of business operation. No "sidewalk sales" will be permitted at any time.

         (o) Lessee shall not perform or permit any act nor carry on or permit any practice which may damage, mar or deface the Demised Premises or any other part of the Shopping Center.

         (p) Lessee shall not use any fork-lift truck, tow truck or any other powered machine for handling freight in the Shopping Center except in such manner and in those areas in the Shopping Center as may be approved by Lessor in writing.

         (q) Lessee shall not place a load on any floor in the Demised Premises or in the Shopping Center exceeding the floor load which such floor was designed to carry, nor shall Lessee install, operate or maintain in the Demised Premises any heavy item or equipment in such manner as to achieve an improper distribution of weight.

         (r) Lessee shall not install, operate or maintain in the Demised Premises or in any other area of the Shopping Center any electrical equipment which does not bear underwriter's approval, or which would overload the electrical system or any part thereof beyond its capacity for proper and safe operation as determined by Lessor.

         (s) Lessee shall not suffer, allow or permit any vibration, noise, light, odor or other effect to emanate from the Demised Premises, or from any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort and convenience of Lessor or any of the other occupants of the Shopping Center or their customers, agents, or invitees or any others lawfully in or upon the Shopping Center. Upon notice by Lessor to Lessee that any of the aforesaid is occurring, Lessee agrees to forthwith remove or control the same.

         (t) Lessee shall not use or occupy the Demised Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Demised Premises, the Shopping Center or the neighborhood in which the Shopping Center is located.

         (u) Lessee shall not store, display, sell or distribute any alcoholic beverages or any dangerous materials (including, without limitation, fireworks) unless specifically permitted in this Lease.

         Section 4.3. Signs, Awnings and Canopies. Lessor may erect and maintain such suitable signs as it, in its sole discretion, may deem appropriate to advertise the Shopping Center. Lessee may erect and maintain only such signs as Lessor may approve. Lessee shall submit to Lessor detailed drawings of its sign for review and approval by Lessor prior to the installation thereof. Lessee shall also provide Lessor with a copy of the permit for installation of its sign prior to installation thereof. The electrical connection for such sign shall be made only by a licensed electrician at Lessee's cost.

         Lessee shall keep insured and maintain such sign in good condition, repair and operating order at all times. If any damage is done to Lessee's sign, Lessee shall commence to repair same within five (5) days or Lessor may at its option repair same at Lessee's expense, and Lessor may charge Lessee two (2) times the actual expense incurred by Lessor for such repair.

         Lessee shall not place or permit to be placed or maintained on any door, exterior wall or window of the Demised Premises any sign, awning, or canopy or advertising matter or other thing of any kind, and shall not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Demised Premises nor place any structure, sign, obstruction or advertising device upon the Common Areas without first obtaining Lessor's written consent. Lessee further agrees to maintain any such signs, awnings, canopies, decorations, lettering, advertising matter or other things as may be approved by Lessor in good condition, operating order and repair at all times. All signs of Lessee visible from the Common Areas of the Shopping Center shall be in good taste and shall conform to the standards of design, motif and decor from time to time established by Lessor for the Shopping Center. If Lessee shall do any of the foregoing acts in contravention of this provision, then, in addition to and not in limitation of the Lessor's rights and remedies provided under Section 10.1 and Section 10.2 of this Lease, Lessor shall have the right to remove such sign, awning, canopy, advertising matter or device, decoration, lettering, structure, sign obstruction, or any other thing and restore the Demised Premises and/or the Common Areas to the condition thereof prior to such act, with two (2) times the amount of all costs, incidental and otherwise, of such removal and restoration to be paid by Lessee to Lessor as an additional charge.

                                    ARTICLE V

                          INSURANCE REQUIRED OF LESSEE

         Section 5.1. Insurance Required of Lessee. Lessee shall obtain and maintain in full force during the Term the following insurance coverage with respect to the Demised Premises:

         (a) Comprehensive Public Liability Insurance, with contractual liability endorsement, on an occurrence basis with minimum limits of liability of not less than One Million Dollars ($1,000,000.00) for bodily injury and/or property damage.

         (b) Fire and Lightning, Extended Coverage, Vandalism and Malicious Mischief, and Flood (if required by Lessor/any mortgagee/governmental authority) Insurance in an amount adequate to cover the full replacement value of all personal property, decorations, trade fixtures, furnishings, equipment, alterations, leasehold improvements and betterments, and all other contents located or placed therein.

         (d) Business Interruption Insurance covering those risks referred to in subparagraphs (b) and (c) above.

         (e) Plate glass insurance covering the plate glass in the Demised Premises.

         (f) Worker's Compensation Insurance covering all persons employed, directly or indirectly, in connection with any finish work performed by Lessee or any repair or alteration authorized by this Lease or consented to by Lessor, and all employees and agents of Lessee with respect to whom death or bodily injury claims could be asserted against Lessor or Lessee, as required by laws of the State where the Demised Premises are located or of the United States.

         All of the aforesaid insurance except the Worker's Compensation Insurance required by Subparagraph (f) above shall be written in the name of Lessee and shall name Lessor, and designee(s) of Lessor as additional insureds, and shall be written by one or more responsible insurance companies satisfactory to Lessor and in form satisfactory to Lessor; all such insurance may be carried under a blanket policy covering the Demised Premises and any other of Lessee's stores (provided such blanket policies meet the requirements of this Section 5.1); all such insurance shall contain endorsements that: Such insurance may not be canceled or amended with respect to Lessor, its designees or the Demised Premises except upon thirty (30) days prior written notice to Lessor and any such designees by the insurance company; Lessee shall be solely responsible for payment of premiums and Lessor or its designees shall not be required to pay any premium for such insurance; in the event of payment of any loss covered by such policy, Lessor or its designees shall be paid first by the insurance company for Lessor's loss. The minimum limits of the comprehensive public liability policy hereinafter set forth shall in no way limit or diminish Lessee's liability hereunder. Lessee shall deliver to Lessor at least fifteen (15) days prior to the time such insurance is first required to be carried by Lessee, and thereafter at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or a certificate of insurance on all policies procured by Lessee in compliance with its obligations hereunder, together with evidence satisfactory to Lessor of the payment of the premiums therefor. If Lessee fails to obtain and provide any or all of the aforesaid insurance, then Lessor may, but shall not be required to, purchase such insurance on behalf of Lessee and add the cost of such insurance as additional rent payable with the next due installment of Minimum Rent.

         All liability insurance policies required to be obtained and maintained by Lessee hereunder shall contain endorsements deleting from such policies the "Care, Custody and Control", the "Alterations and Extraordinary Repairs" and the "Contract Liability" exclusions and all other exclusions of similar import or effect.

         The minimum limits of the comprehensive public liability policy of insurance herein before set forth shall be subject to increase at any time, and from time to time, after the commencement of the fifth (5th) Lease Year if Lessor shall deem same necessary for adequate protection. Within thirty (30) days after demand therefor by Lessor, Lessee shall furnish Lessor with evidence of Tenant's compliance with such demand.

         Lessee agrees, at its own expense, to comply with all rules and regulations of the Fire Insurance Rating Organization having jurisdiction of the Demised Premises and to comply with all requirements imposed by Lessor's insurance carrier, if any. If gas is used in the Demised Premises, Lessee shall install at its expense both manual and automatic gas cut-off devices.

         Section 5.2. Waiver. Lessor and Lessee hereby grant to each other on behalf of any insurer providing insurance to either Lessor or Lessee as required by this Lease covering the Demised Premises, improvements therein or contents thereof, a waiver of any right of subrogation any such insurer of one party may acquire against the other by virtue of payment of any loss under such insurance. Such waivers shall stand mutually terminated as of the date either Lessor or Lessee ceases to be empowered to grant same.

                                   ARTICLE VI

                             REPAIRS AND MAINTENANCE

         Section 6.1. Repairs by Lessor. Within a reasonable period after receipt of written notice from Lessee of the need therefor, Lessor shall make necessary structural repairs to the exterior walls (excluding the exterior of and the frames surrounding all windows, doors, plate glass, store fronts and signs) of the Demised Premises; necessary repairs to plumbing, pipes and conduits located outside the Demised Premises or in the Common Areas; and necessary repairs to sidewalks, parking areas and curbs. Lessor shall not be required to make any repairs where such repairs are made necessary by any act or omission or negligence of Lessee, any subtenant or concessionaire of Lessee, or their respective employees, agents, invitees, licensees, visitors or contractors, or by fire or other casualty or condemnation (except as provided in Article VIII).

         Section 6.2. Repairs and Maintenance by Lessee. Except as provided herein to the contrary, Lessee covenants and agrees to keep and maintain in good order, condition and repair throughout the Term the Demised Premises and every part thereof, including, without limitation: Fixtures and equipment therein; the exterior and interior portions of all doors, windows and glass; electrical wiring and conduits; plumbing and sewage facilities within the Demised Premises, including free flow of sewer lines therein; fixtures, heating, air conditioning (including exterior mechanical equipment and electrical equipment); and interior walls, floors and ceilings, including compliance with applicable building codes relative to fire extinguishers. Any and all such repairs, alterations, replacements and modifications, ordinary and extraordinary, foreseen and unforeseen, shall be at Lessee's sole expense and shall be made using materials and labor of kind and quality equal to the original work. Lessee agrees to keep in force a standard maintenance agreement on all heating and air conditioning equipment and provide a copy of said maintenance agreement to the Lessor as provided in Exhibit "F", which maintenance agreement shall require a semiannual inspection of such equipment. Lessee further agrees to furnish Lessor semiannually with written certifications by the company performing said inspections that such equipment is in good repair. All parts of the interior of the Demised Premises shall be painted or otherwise decorated by the Lessee periodically. Lessee will surrender the Demised Premises at the expiration or earlier termination of this Lease in as good condition as when received, or in such better condition as the Demised Premises may be put during the Term, excepting only deterioration caused by ordinary wear and tear or fire and other casualty resulting in termination by Lessor as provided in Article VIII hereof.

         If (i) Lessee does not repair the Demised Premises properly as required hereunder and to the reasonable satisfaction of Lessor, or (ii) Lessor, in the exercise of its sole discretion, determines that emergency repairs are necessary, or (iii) repairs or replacements to the Shopping Center or the Demised Premises are made necessary by any act or omission or negligence of Lessee, its agents, employees, subtenants, assignees, concessionaires, contractors, invitees, licensees or visitors, then in any such event

Lessor may make such repairs without liability to Lessee for any loss or damage that may accrue to Lessee's merchandise, fixtures, or other property or to Lessee's business by reason thereof, and Lessee shall pay to Lessor upon demand the total cost of such repairs plus interest in the amount of sixteen percent (16%) per annum from the date such cost is incurred by Lessor until repaid by Lessee.

         Before undertaking any alterations, additions, improvements or construction (including, without limitation, the initial construction of the Demised Premises) Lessee shall obtain at its expense a public liability insurance policy (in addition to all other insurance required to be carried by Lessee hereunder) insuring Lessee and the Lessor and its assigns as named insured against any liability which may arise on account of such proposed alterations, additions, improvements or construction on an occurrence basis with the minimum limits set forth in Section 5.1 and Lessee shall require its contractors to obtain and maintain comprehensive public liability, Worker's Compensation and damage insurance in the same amount as set out in Section 5.1(a) and (b). Said comprehensive public liability insurance shall include "completed operations coverage".

         Section 6.3. Hazardous Waste. Lessee agrees that Lessee, its agents, servants, employees, licensees, and contractors, shall not use, manufacture, store or dispose of any flammable explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials or other similar substances (collectively "Hazardous Materials") on, under or about the Demised Premises. Without limiting the above, Lessee shall indemnify and hold harmless Lessor from and against any and all claims, losses, liabilities, damages, costs and expenses, including, without limitation, attorney's fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Lessee, its agents, servants, employees, licensees or contractors, on, under or about the Demised Premises, including without limitation, the cost of any required or necessary repair, clean-up or detoxification in connection therewith. The indemnity obligations of Lessee under this Section 6.3 shall survive any termination of this Lease.

         Section 6.4. Inspection. Lessor or its representatives shall have the right to enter the Demised Premises during any business day, and in emergency at all times, during the Term.

         Section 6.5. Obstructions. Lessee agrees to keep its loading facilities, if any, and the Common Areas immediately adjoining the Demised Premises free from trash, litter or obstructions, and, in addition, if the Demised Premises open onto an outside area, to keep said sidewalk area immediately adjoining the Demised Premises free from ice and snow.

                                   ARTICLE VII

                            ADDITIONS AND ALTERATIONS

         Section 7.1. By Lessor. Lessor hereby reserves the right at any time and from time to time, provided access to the Demised Premises is not materially and adversely affected, to make alterations or additions to the building in which the Demised Premises are contained, and to construct other buildings adjoining the same. Lessor also reserves the right to construct other buildings or improvements in the Shopping Center, provided, however, that such constructions or additions shall not unreasonably interfere with the operations of Lessee's business hereunder except when such work is necessitated by emergency or required by structural need.

         If an excavation shall be made upon land adjacent to the Demised Premises, Lessee shall permit the person authorized to cause such excavation license to enter upon the Demised Premises for the purpose of doing such work as such person deems necessary to preserve the wall of the building of which the Demised Premises form a part from damage and to support the same by proper foundations and Lessee shall not be entitled to any claim for damages or indemnification against Lessor.

         Section 7.2. By Lessee. Provided that Lessee shall not be in default Lessee may from time to time, at its own expense and upon compliance with the requirements of the last paragraph of Section 6.2 hereof, alter, renovate or improve the interior of the Demised Premises provided the same be performed (i) in a good workmanlike manner, (ii) in accordance with accepted building practices and applicable laws, including, but not limited to, building codes and zoning ordinances, and (iii) so as not to weaken or impair the strength or lessen the value of the building in which the Demised Premises are located. No changes, alterations or improvements affecting the exterior of the Demised Premises shall be made by Lessee. Prior to commencement of all such work, Lessee shall obtain Lessor's prior written approval of the plans and specifications therefor and shall cause Lessor's requirements for bonding, insurance and other contractor requirements to be satisfied. Any work done by Lessee under the provisions of this Section 7.2 shall be conducted so as not to interfere with the use by the other tenants of their premises in the Shopping Center.

                                  ARTICLE VIII

                       DAMAGE, DESTRUCTION OR CONDEMNATION
                             OF THE DEMISED PREMISES

         Section 8.1. Damage or Destruction. If all or any part of the Demised Premises shall be damaged or destroyed by fire or other casualty, this Lease shall continue in full force and effect, unless terminated as hereinafter provided, and Lessor shall repair, restore or rebuild the Demised Premises to their condition at the time of the occurrence of the loss; provided, however, Lessor shall not be obligated to commence such repair, restoration or rebuilding until insurance proceeds are received by Lessor, and Lessor's obligation hereunder shall be limited to the proceeds actually received by Lessor under any insurance policy or policies, if any, which have not been required to be applied towards the reduction of any indebtedness secured by a mortgage or deed to secure debt covering the Shopping Center or any portion thereof.

         Lessee agrees to notify Lessor in writing not less than thirty (30) days prior to the date Lessee opens for business in the Demised Premises of the actual cost of all permanent leasehold improvements and betterments installed or to be installed by Lessee in the Demised Premises (whether same have been paid for entirely or partially by Lessee), but exclusive of Lessee's personal property, movable trade fixtures and contents. Similar notifications shall be given to Lessor not less than thirty (30) days prior to the commencement of any proposed alterations, additions or improvements to the Demised Premises by Lessee subsequent to the initial construction of the Demised Premises. If Lessee fails to comply with the foregoing provisions, any loss or damage Lessor shall sustain by reason thereof shall be borne by Lessee and shall be paid immediately by Lessee upon receipt of a bill therefor and evidence of such loss, and in addition to any other rights or remedies reserved by Lessor under this Lease, Lessor's obligations under this Article VIII to repair, replace and/or rebuild the Demised Premises shall be deemed inapplicable and in lieu thereof Lessor may, at its election, either restore or require Lessee to restore the Demised Premises to the condition which existed prior to such loss, and in either case Lessee shall pay the cost of such restoration.

         Lessee covenants and agrees to reopen for business in the Demised Premises within thirty (30) days after notice from Lessor that the Demised Premises are ready for re-occupancy.

         No damage or destruction to the Demised Premises shall allow Lessee to surrender possession of the Demised Premises or affect Lessee's liability for the payment of rents or charges or any other covenant herein contained, except as may be specifically provided in this Lease.

         Notwithstanding anything to the contrary contained in this Section 8.1 or elsewhere in this Lease, Lessor, at its option, may terminate this Lease on thirty (30) days' notice to Lessee if:

         (a) The Demised Premises or the building in which the Demised Premises are located shall be damaged or destroyed as a result of an occurrence which is not covered by Lessor's insurance; or

         (b) The Demised Premises shall be damaged or destroyed during the last three (3) years of the Term or any renewals thereof; or

         (c) Any or all of the buildings or Common Areas of the Shopping Center are damaged (whether or not the Demised Premises are damaged) to such an extent that, in the sole judgment of Lessor, the Shopping Center cannot be operated as an economically viable unit.

         If the Demised Premises shall be damaged or destroyed and in the event that Lessor has elected to continue this Lease, Lessor and Lessee shall commence their respective obligations under this Article as soon as is reasonably possible and prosecute the same to completion with all due diligence.

         In the event of any termination of this Lease under the provisions of
Section 8.1, this lease shall terminate at the end of the calendar month in which such notice of termination is given.

         The Minimum Rent shall be abated proportionately with the degree to which Lessee's use of the Demised Premises is impaired during the period of any damage, repair or restoration provided for in this Article VIII; provided further that in the event Lessor elects to repair any damage as herein contemplated, any abatement of Minimum Rent shall end fifteen (15) days after notice by Lessor to Lessee that the Demised Premises have been repaired. Lessee shall continue the operation of its business in the Demised Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and any obligation to Lessee under the Lease to pay Percentage Rent and any other charges except Minimum Rent shall remain in full force and nothing in this Section shall be construed to abate Percentage Rent and any other charges except Minimum Rent. Except for the abatement of Minimum Rent hereinabove provided, Lessee shall not be entitled to any compensation or damage for loss in the use of the whole or any part of the Demised Premises and/or any inconvenience or annoyance occasioned by any damage, destruction, repair or restoration.

         Unless this Lease is terminated by Lessor, Lessee shall repair, restore and refixture all parts of the Demised Premises not insured under any insurance policies insuring Lessor in a manner and to a condition equal to that existing prior to its destruction or damage, including without limitation, all exterior signs, trade fixtures, equipment, display cases, furniture, furnishings and other installations of personality of Lessee. The proceeds of all insurance carried by Lessee on its property and improvements shall be held in trust by Lessee for the purpose of said repair and replacement. Lessee shall give to Lessor prompt written notice of any damage to or destruction of any portion of the Demised Premises resulting from fire or other casualty.

         Section 8.2. Condemnation. In the event that the whole of the Demised Premises shall be taken under the power of eminent domain, this Lease shall thereupon terminate as of the date possession shall be so taken.

         Anything in this Lease to the contrary notwithstanding, in the event more than fifteen percent (15%) of the Demised Premises or more than twenty five percent (25%) of the then existing paved parking spaces of the Shopping Center or more than forty percent (40%) of the buildings in the Shopping Center exclusive of the Demised Premises shall be taken, or conveyance made in lieu thereof, either party shall have the right to cancel and terminate this Lease as of the date of such taking upon giving notice to the other of such election within thirty (30) days after the date of such taking.

         In the event of such cancellation, the parties shall thereupon be released from any further liability under this Lease, except for obligations existing on the effective date of such termination; provided, however, that if more than twenty five percent (25%) of the then existing paved parking spaces shall be appropriated or taken, Lessor may at its option nullify and vacate Lessee's right to cancel this Lease as hereinbefore provided by giving Lessee notice within thirty (30) days after the date of such taking that it will provide substitute parking on or adjacent to the Shopping Center sufficient to cause the total number of paved parking spaces remaining after such substitution to be equal to the lesser of (i) the number of spaces required by local Code, or (ii) at least seventy-five percent (75%) of the number of spaces prior to such taking, in which event the lease shall remain in full force and effect.

         If a portion of the Demised Premises is taken, and if this Lease shall not be terminated as provided in the preceding paragraph, then the provisions of this Lease shall remain in full force and effect, except that the Minimum Rent shall be reduced in the same proportion that the amount of Floor Area remaining after such taking bears to the total Floor Area immediately prior to such taking, and Lessor shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the building in which the Demised Premises are located so as to constitute the portion of the building not taken a complete architectural unit, but Lessor shall not be required to spend for such work an amount in excess of the net amount received by Lessor as damages for the part of the building within which the Demised Premises are located. "Amount received by Lessor" shall mean that part of the award in condemnation which is free and clear to Lessor of any collection by mortgagees for the value of the diminished fee. Lessee at its own cost and expense, shall restore and refixture such part of the Demised Premises as is not taken to as near its former condition as the circumstances will permit, including, without limitation, all exterior signs, trade fixtures, equipment, display cases, furniture, furnishings and other installations of personality of Lessee.

         All compensation awarded or paid upon such total or partial taking of the Demised Premises or the building within which the Demised Premises are located shall belong to and be the property of Lessor without any participation by Lessee. Lessee shall, however, be entitled to claim, prove and receive in such condemnation proceedings such award as may be allowed for relocation costs, fixtures and other equipment installed by it but only to the extent that the same shall not reduce Lessor's award and only if such award shall be in addition to the award for the land and building (or portion thereof) containing the Demised Premises. To the extent that the Lessee has a claim in condemnation proceedings, as aforesaid, Lessee may claim from condemnors, but not from Lessor, such compensation as may be recoverable by Lessee.

         It is mutually agreed that (i) any reduction in the parking lot area, number of parking spaces in the Shopping Center, or the imposition of any restriction on the number of motor vehicles that may enter the Shopping Center by action or order of any governmental authority, quasi-governmental authority, or by any court having jurisdiction in the premises (other than by actual exercise of the power of eminent domain such that title passes to the condemning agency) shall not constitute such taking or condemnation under this Lease that would entitle Lessee to terminate the Lease, (ii) any such environmental condemnation or compliance by Lessor with any order, rule or regulation of such authority, with any judicial decree, or any such existing or future law shall not constitute a default under this Lease by Lessor so as to entitle Lessee to terminate this Lease and this Lease shall remain in full force and effect, and
(iii) as between Lessor and Lessee, Lessor may, but shall not be obligated to, comply with any such order, rule, regulation, judicial decree or law.

                                   ARTICLE IX

                               MORTGAGE FINANCING

         If any lending institution with which Lessor has negotiated or may negotiate interim or long-term financing for the Shopping Center or part thereof does not approve the credit rating of Lessee, or if such lending institution shall require change(s) in this Lease as a condition or one of the conditions of its approval of this Lease for such financing; and if within fifteen (15) days after notice from Lessor (i) Lessee fails or refuses to supply or execute guarantees which are stated by Lessor as necessary to secure the approval of

Lessee's credit by any such lending institution, or (ii) if Lessee fails or refuses to execute with Lessor the amendment or amendments to this Lease accomplishing the change(s) which is/are state by Lessor to be needed in connection with approval of this Lease for purposes of such financing, or (iii) if for any reason, such financing in an amount satisfactory to Lessor cannot be obtained, Lessor shall have the right to cancel this Lease at any time prior to the Rental Commencement Date. In the event of cancellation by Lessor hereunder, this Lease shall be and become null and void and both parties shall automatically be released as of the date of Lessor's cancellation notice from any and all liability or obligation under this Lease, and Lessor shall retain the security, if any, paid by Lessee as reimbursement for expenses incurred by Lessor in negotiating or attempting to negotiate the required amendments to this Lease with Lessee. Notwithstanding anything contained herein to the contrary, Lessee shall not be required to agree, and Lessor shall not have any right of cancellation from Lessee's refusal to agree, to any modification of the provisions of this Lease relating to the amount of Minimum Rent and Percentage Rent reserved, the size or location of the Demised Premises, the duration or commencement date of the Term, or the value of the improvements to be made by Lessor to the Demised Premises prior to tender of possession.

         Lessee shall, upon the request of Lessor, execute and deliver such instruments as may be required by Lessor to make this Lease either superior or subordinate to any mortgages now or hereafter placed upon Lessor's interest in the Shopping Center or the Demised Premises or future additions thereto. Lessee hereby attorns to any purchaser at a foreclosure sale or sale in lieu of foreclosure, and agrees to execute all agreements required by any such purchaser affirming such attornment.

         Upon request of any mortgagee of record, Lessee shall give such mortgagee copies of all notices given by Lessee to Lessor hereunder, and Lessee shall allow such mortgagee a reasonable length of time (in any event, not less than sixty (60) days from the date of such notice) in which to cure any default by Lessor hereunder. Any such notice shall be sent to such department and address as such mortgagee shall direct Lessee in writing.

                                    ARTICLE X

                                     DEFAULT

         Section 10.1 Default by Lessee. If Lessee shall vacate or abandon the Demised Premises at any time during the Term, or if after ten (10) days written notice of non-payment when due, Lessee fails to pay any Minimum Rent, Percentage rent or other payment hereunder, or after fifteen (15) days written notice of non-performance fails to perform any other of the terms of this Lease to be observed or performed by Lessee, or, if such term or obligation (other than non-payment of monetary obligations) hereof cannot be performed within fifteen
(15) days if Lessee fails within said fifteen (15) day period to commence and thereafter to diligently and continually pursue its obligation hereunder, or if Lessee shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against Lessee in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if Lessee makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement or suffers this Lease to be taken under any writ of execution or attachment, or if this Lease shall pass to or devolve upon, by law or otherwise, one other than Lessee except as herein provided, then, in any one or more of such events, upon Lessor's service of a written five (5) day notice of cancellation upon Lessee specifying the nature of such default and Lessee's failure within said five (5) day period to comply with or remedy such default, then this Lease and the Term shall, at the option of Lessor, terminate and come to an end on the date specified in such notice of cancellation, and Lessee shall quit and surrender the Demised Premises to Lessor as if the Term ended by the expiration of the time affixed herein, but Lessee shall remain liable as hereinafter provided.

         Section 10.2. Lessor's Rights on Default. If Lessee shall not have cured its default in the manner provided in Section 10.1 hereof, Lessor shall be entitled to apply the security deposit to Lessee's obligations hereunder without thereby diminishing or affecting any of Lessee's obligations hereunder for the payment of Minimum Rent or Percentage Rent or any other charges, and Lessor may immediately, or any time thereafter, re-enter the Demised Premises and remove all persons and all or any property therefrom, by any suitable action or proceeding at law, or by force or otherwise, without being liable for any prosecution therefor or damage resulting therefrom, and repossess and enjoy the Demised Premises, together with all additions, alterations and improvements and Lessor may, at its option, repair, alter, remodel and change the character of the Demised Premises as it may deem fit, and at any time relet the Demised Premises or any part or parts thereof, as the agent of Lessee or otherwise. The exercise by Lessor of any right granted in the sentence immediately preceding shall not relieve Lessee from the obligation to make all payments of Minimum Rent, Percentage Rent or other charges, and to fulfill all other covenants required by this Lease, at the time and in the manner provided herein, and if Lessor so desires all current and future monetary obligations of Lessee hereunder shall become immediately due and payable. Lessee throughout the remainder of the Term hereof shall pay Lessor, no later than the last day of each month during the Term, the then current excess, if any, of the sum of the unpaid rentals and costs to Lessor resulting from such default by Lessee over the proceeds, if any, received by Lessor from reletting, if any. Lessor shall not be required to relet the Demised Premises or exercise any other right granted to Lessor hereunder, nor shall Lessor be under any obligation to minimize Lessee's loss as a result of Lessee's default. If Lessor attempts to relet the Demised Premises, Lessor shall be the sole judge as to whether or not a proposed lessee is suitable and acceptable.

         This Section 10.2 Shall apply to any renewal or extension of this Lease; and if Lessee shall default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Lessor may cancel such renewal or extension agreement by two (2) days prior written notice to Lessee.

         In the event of a breach by Lessee of any of the covenants or provisions hereof, Lessor shall have, in addition to any other remedies which it may have, the right to invoke any remedy allowed by law or in equity to enforce Lessor's rights or any of them, as if re-entry and other remedies were not herein provided.

         Section 10.3. Non-Waiver Provisions. The failure of Lessor to insist upon strict performance of any of the terms, conditions and covenants herein shall not be deemed to be a waiver of any rights or remedies that Lessor may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained except as may be expressly waived in writing. No payment by Lessee or receipt by Lessor of a lesser amount than the rent and charges hereby reserved shall be deemed other than on account of the earliest rents and charges then unpaid (unless Lessor elects otherwise), nor shall any endorsement or statement on any check or any letter accompanying any check or payment by Lessee be deemed an accord and satisfactory, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rents and charges due or Lessor may pursue any other remedy in this Lease provided or by law permitted, and no waiver by Lessor in favor of any other lessee or occupancy of the Shopping Center shall constitute a waiver in favor of the Lessee herein.

         The maintenance of any action or proceeding to recover possession of the Demised Premises, or any installment or installments of Minimum Rent, Percentage Rent or any other monies that may be due or become due from Lessee to Lessor, shall not preclude Lessor from thereafter instituting and maintaining subsequent actions or proceedings for the recovery of possession of the Demised Premises or of any other monies that may be due or become due from Lessee. Any entry or re-entry by Lessor shall not be deemed to absolve or discharge Lessee from liability hereunder.

         Section 10.4. Inability to Perform. Lessor and/or Lessee shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing, by cause or causes beyond the Lessor's and/or Lessee's control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause, not within the reasonable control of the Lessor and/or Lessee. This
Section 10.4 shall not apply to or modify Lessee's obligations under this Lease to make prompt payment to Lessor of Minimum Rent, Percentage Rent and other charges due hereunder.

         Section 10.5. Default by Lessor. Lessor shall in no event be in default in the performance of any of its obligations contained in this Lease unless and until Lessor shall have failed to perform such obligation within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Lessee to Lessor properly specifying wherein Lessor has failed to perform any such obligation.

         Section 10.6. Expenses. If either party hereto shall at any time be in default hereunder, and if the other party hereto shall deem it necessary to engage attorneys to enforce such other party's rights hereunder, the determination of such necessity to be in the sole discretion of such other party, the defaulting party will reimburse such other party for the reasonable expenses incurred thereby, including, but not limited to, court costs and reasonable attorney's fees.

                                   ARTICLE XI

                                OTHER PROVISIONS

         Section 11.1. Definition and Liability of Lessor. The term "Lessor" as used in this Lease shall mean only the owner or mortgagee in possession for the time being of the building in which the Demised Premises are located or the owner of a leasehold interest in said building or the land thereunder so that in the event of sale of said building or leasehold interest or an assignment of this Lease or a demise of said building or land, Lessor shall be and is hereby entirely freed and relieved of all obligations of Lessor subsequently accruing.

         It is specifically understood and agreed that there shall be no personal liability of Lessor in respect to any of the covenants, conditions or provisions of this Lease; in the event of a breach or default by Lessor of any of its obligations under this Lease, Lessee shall look solely to the equity of the Lessor in the Shopping Center for the satisfaction of Lessee's remedies.

         Section 11.2. Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or a partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computing rents nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Lessor and Lessee.

         Section 11.3. Security Deposit. Lessee has deposited with Lessor as security for the performance by Lessee of the terms of this Lease the Security Deposit set forth in Section 1.1(m) hereof. Lessor may use, apply or retain (without liability for interest) during the Term the whole or any part of the Security Deposit to the extent required for the payment of any rents or other sums as to which Lessee may be in default hereunder or for any sums which Lessor may expend or any damage Lessor may suffer by reason of Lessee's default in respect of any of the terms of this Lease, including, but not limited to, any deficiency or damage incurred in reletting the Demised Premises. The covenants in this Section 11.3 are personal covenants between Lessor and Lessee and not covenants running with the land, and in no event will Lessor's mortgagee(s) or any purchaser at a foreclosure sale or sale in lieu of foreclosure be liable to Lessee for the return of the Security Deposit.

         The Security Deposit will be held in the AFCO Realty Services, LLC Escrow Money Market Account, #325-171-2206, at Bank of America. All interest earned on said security deposit shall be retained by AFCO Realty Services, LLC, and shall not be payable to either the Lessee nor Lessor. Lessee shall not assign nor encumber its interest in the Security Deposit, and neither Lessor nor its successors and assigns shall be bound by any attempted assignment or encumbrance.

         Provided Lessee shall comply with all the terms of this Lease, the Security Deposit shall be applied by Lessor as provided in Section 1.1(m) hereof. In the event of a sale of the Shopping Center or assignment of this Lease by Lessor to any person other than a mortgagee, Lessor shall have the right to transfer the Security Deposit to its vendee or assignee, subject to the provisions of this Lease, and thereupon Lessor shall be released from any liability with respect to the Security Deposit, and such vendee or assignee shall be solely responsible to Lessee therefor.

         Section 11.4. Indemnity. Lessee, during the Term, any extension or renewal thereof, and any period in which Lessee occupies or uses the Demised Premises, shall indemnify and save harmless Lessor, its agents, servants and employees, and Lessor's lessor, if any, from and against any and all claims and demands whether for injuries to persons or loss of life, or damage to property, related to or arising in any manner whatsoever out of the use and occupancy of the Demised Premises by Lessee, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, servants, lessees, concessionaires, invitees, licensees and customers. In the event Lessor shall, without fault on its part, be made a party to any litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses and attorney's fees incurred or paid by Lessor in connection with such litigation.

         Section 11.5. Damage to Property or Persons. Except with respect to the gross negligence or the willful and wanton acts of Lessor, its agents and employees: Lessor shall not be liable for any loss of or damage to property of Lessee or of others located in the Demised Premises or the Shopping Center, by theft or otherwise, nor for any loss or damage whatsoever to any property which Lessee could remove at the end of the Term as provided in Section 11.7 hereof; Lessor shall not be liable for any injury or damage to persons or property or to the interior of the Demised Premises resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Demised Premises or from the pipes, appliances or plumbing works or from thereof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; Lessor shall not be liable for any such injury or damage caused by other tenants or any person(s) either in the Demised Premises or elsewhere in the Shopping Center, or by occupants of property adjacent to the Shopping Center, or by the public, or by operations in the construction of any private, public, or quasi-public work; Lessor shall not be liable for any latent defect in construction except for a period of one (1) year from the date the general contractor constructing the Shopping Center substantially completes the initial construction of the Demised Premises (the parties agree that any liability of Lessor under the preceding clause shall be limited to cost of repair only); and Lessor shall not be responsible for damage or loss of property of Lessee kept or stored on the Demised Premises.

         Section 11.6. Assignment or Subletting. Lessee shall not assign this Lease or sublet all or any part of the Demised Premises without the prior written consent of Lessor (which consent may be granted or withheld by Lessor in its sole discretion) and upon such terms and conditions as may be mutually agreed upon by the parties. Any assignment or sublease by Lessee shall be only for the purposes specified in Section 1.1(k) hereof and for no other purpose, and in no event shall any assignment or sublease of the Demised Premises release or relieve Lessee from any of its obligations under this Lease.

         In the event Lessee shall assign its interest in this Lease or sublet the Demised Premises for rentals in excess of those rentals reserved hereunder, Lessee shall pay all of such excess rent to Lessor as additional rent.

         Any proposed assignee or subtenant of Lessee shall assume Lessee's obligations hereunder and deliver to Lessor an assumption in form satisfactory to Lessor within ten (10) days after the effective date of the assignment.

         Any request by Lessee for approval to sublet, transfer or assign Lessee's interest in this Lease, shall be accompanied by a processing and administration fee in the amount of $250.00.

         If Lessee is a corporation or partnership, then if at any time during the Term or any extension or renewal thereof the person or persons who, on the date of this Lease, owns or own a majority of such corporation's voting shares or such partnership's partnership interests, as the case may be, ceases or cease to own a majority of such shares or partnership interests, as the case may for, for any reason (including, but not limited to, if Lessee is a corporation, merger, consolidation, liquidation or other reorganization involving another corporation) and regardless of whether such sales occur at one time or at intervals, so as to result in a change in the present ownership or control of Lessee by the person or persons now owning a majority of such voting shares or partnership interests (except as the result of transfer by inheritance), Lessee shall so notify Lessor within ten (10) days from the date of such transfer. In such event and regardless of whether Lessee has given such notice, Lessor shall have the right, at its option, to terminate this Lease upon ten (10) days notice to Lessee. This paragraph shall not be applicable to any corporation, all of the outstanding voting stock of which is listed on a national securities exchange.

         Section 11.7. Surrender of Premises. At the expiration of the tenancy hereby created, Lessee shall surrender the Demised Premises in good condition and repair, reasonable wear and tear excepted, and Lessee shall surrender all keys for the Demised Premises to Lessor at the place then fixed for payment of rent and shall inform Lessor of all combinations on locks, safes and vaults, if any, in the Demised Premises. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination in this Lease.

         Prior to the expiration or sooner termination of this Lease, Lessee shall remove any and all trade fixtures, equipment and other unattached items which Lessee may have installed in the Demised Premises, including, but not limited to, counters, shelving, showcases, chairs and unattached movable machinery purchased or provided by Lessee and which are susceptible to being moved without damage to the building of which the Demised Premises are a part. Lessee shall repair any damage to the Demised Premises caused by its removal of such fixtures and movables. In the event Lessee does not make such repairs, Lessee shall be liable for and agrees to pay Lessor's costs and expenses in making such repairs, together with a sum equal to twenty percent (20%) of such costs and expenses to cover Lessor's overhead in making such repairs for Lessee. Lessee shall not remove any plumbing or electrical fixtures or equipment, heating or air conditioning equipment, floor coverings (including but not limited to wall-to-wall carpeting), walls or ceilings, all of which shall be deemed to constitute a part of the interest and estate of Lessor, nor shall Lessee remove any fixtures or machinery that were furnished or paid for by Lessor whether initially installed or replaced. The Demised Premises shall be left in a broom-clean condition. If Lessee shall fail to remove its trade fixtures or other property as provided in this Section 11.7, such fixtures and other property not removed by Lessee shall be deemed abandoned by Lessee and at the option of Lessor shall become the property of Lessor, or at Lessor's option may be removed by Lessor at Lessee's expense, or sold or otherwise disposed of, in which event the proceeds of such sale or other disposition shall belong to Lessor.

         Section 11.8. Holdover by Lessee. In the event that Lessee shall hold the Demised Premises after any termination of this Lease pursuant to the provisions hereof, or any expiration of the Term (or extension thereof), such holding over shall be deemed to have created a tenancy from month to month terminable on thirty (30) day's written notice by either party to the other, upon a monthly rental basis, and otherwise subject to all the terms and provisions of this Lease, except as contemplated to the contrary in this Section
11.8. Such monthly rental shall be computed on the basis of one-sixth (1/6) of the sum of all rents payable by Lessee to Lessor during the last twelve (12) months of the Term (including, but not limited to, Minimum Rent and Percentage Rent) and all other additional charges provided by this Lease.

         If Lessee fails to surrender the Demised Premises upon the termination of this Lease, in addition to any other liabilities to Lessor accruing therefrom, Lessee shall indemnify Lessor and hold Lessor harmless from loss or liability resulting from such failure, including, without limitation, any claims made by any succeeding lessee founded on such failure.

         Section 11.9. Lien of Lessor for Rent, Taxes and Other Sums. Lessor shall have and Lessee hereby grants, a security interest in any furnishings, equipment, fixtures, inventory, accounts receivable, or other personal property of any kind belonging to Lessee, or the equity of Lessee herein, located on or derived from activities conducted in or upon the Demised Premises. The security interest is granted for the purpose of securing the payment of Minimum Rent, Percentage Rent, other charges, assessments, penalties and damages herein covenanted to be paid by Lessee, and for the purpose of securing the performance of all other obligations of the Lessee hereunder. Upon Lessee's default or breach of any covenants of this Lease, Lessor shall have all remedies available under the laws of the State where the Demised Premises are located, including, but not limited to, the right to take possession of the above-mentioned property and dispose of it by sale in a commercially reasonable manner. Lessee hereby agrees to sign a Financing Statement at Lessor's request for the purpose of serving notice to third parties of the security interest herein granted.

         Section 11.10. Liens. Lessee shall discharge any lien filed against the Shopping Center or any part thereof for work done or materials furnished at Lessee's request with respect to the Demised Premises within ten (10) days after such lien is filed. If Lessee fails to keep this covenant, in addition to any other remedies available to Lessor under this Lease or otherwise, Lessor may at its option discharge such lien, in which event Lessee agrees to pay Lessor a sum equal to the amount of the lien thus discharged by Lessor plus all costs and expenses, including, without limitation, attorney's fees and court costs, incurred by Lessor in discharging such lien.

         Section 11.11. Late Payments. Should Lessee fail to pay when due any installment of Minimum Rent, Percentage Rent or any other sum payable to Lessor under the terms of this Lease, then interest at the highest lawful rate of interest per annum permitted in the State wherein the Shopping Center is situated, but not to exceed the rate of sixteen percent (16%) per annum, shall accrue from and after the date on which any such sum shall be due and payable, and such interest together with a late charge of $50.00 to cover the extra expense involved in handling such delinquency shall be paid by Lessee to Lessor at the time of payment of the delinquent sum.

         Section 11.12. Consents. Where the consent or approval of Lessor shall be required under the terms of this Lease, such consent or approval may be granted in Lessor's sole discretion, unless otherwise expressly provided for herein. With respect to any provision of this Lease which either expressly provides or is held to provide that Lessor shall not unreasonably withhold or unreasonably delay any consent or approval, Lessee shall not be entitled to make any claim for, and Lessee hereby expressly waives any claim for, damages incurred by Lessee by reason of Lessor's failure to comply therewith, it being understood and agreed that Lessee's sole remedy therefor shall be an action for specific performance.

         Section 11.13. Waiver of Right of Redemption. Lessee hereby expressly waives any and all rights of redemption conferred by statute or otherwise.

         Section 11.14. Notices. Whenever notice or any other communication shall or may be given to either of the parties by the other, each such notice or communication shall be sent by registered or certified mail with return receipt requested to the respective addresses of the parties as contained herein or to such other address as either party may from time to time designate in writing to the other. Any notice or communication under this Lease shall be deemed to have been given at the time it is placed in the mails with sufficient postage prepaid. A copy of any such notice or communication shall also be sent to: Alpharetta Square c/o AFCO Realty Services, LLC., 4200 Northside Parkway, Bldg. 12, Atlanta, Georgia 30327-3049.

         Section 11.15. Recording and Short Form Lease. Lessee agrees not to record this Lease without the express written consent of Lessor and further agrees to execute, acknowledge and deliver at any time after the date of this Lease, at the request of Lessor, a "short form lease" suitable for recording. All recording costs, fees or charges due and payable upon the recording of such "short form lease" (including, without limitation, any and all taxes due or collectible upon such recording) shall be payable in full by the party recording same.

         Section 11.16. Entire and Binding Agreement. This Lease contains all of the agreements between the parties hereto, and it may not be modified in any manner other than by agreement in writing signed by all parties hereto or their successors in interest. All prior conversations or writings between the parties hereto or their representatives with respect to the Demised Premises are merged herein and extinguished. Lessee acknowledges that it has not relied on any estimations, representations or statements of opinion or fact by Lessor or its agents or employees in entering into this Lease other than as may be expressly provided herein. The terms, covenants and conditions contained herein shall inure to the benefit of and be binding upon the Lessor and Lessee and their respective successors and assigns, except as may be otherwise expressly provided in this Lease.

         Section 11.17. Provisions Severable. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         Section 11.18. Captions. The captions contained herein are for convenience and reference only and shall not be deemed a part of this Lease or construed as in any manner limiting or amplifying the terms and provisions of this Lease to which they relate.

         Section 11.19. Rider. A Rider, consisting of ____ pages,
Sections ____ through ____ inclusive is attached hereto and made a part hereof.

         Section 11.20. Estoppel Certificates. Within ten (10) days after any request therefor by Lessor, Lessee shall execute, acknowledge and deliver to Lessor a written certificate acceptable to Lessor certifying, if the same be true, as to such matters relating to this Lease, the Demised Premises or the Lessee as Lessor shall reasonably request, or, if the same be not true, stating the manner in and the extent to which the same be not true.

         Section 11.22. Broker Notification. AFCO Realty Services, LLC "Broker" is a licensed real estate broker operating under the laws of the State of Georgia.

         Section 11.23. Broker. AFCO Realty Services, LLC has acted as agent for the Lessor in this transaction and is to be paid a commission by the Lessor. Broker has not acted as agent in this transaction for the Lessee and Lessee does not owe, and is not responsible for paying a commission to Broker in connection with this transaction. Agent has rendered Lessor and Lessee a valuable service by assisting in the creation of the Lessor-Lessee relationship hereunder. The commission to be paid in conjunction with the creation of the relationship by this Lease has been negotiated between Lessor and Agent and Lessor hereby agrees to pay Agent as compensation for Agent's services in procuring this Lease and creating agreement is described under a separate agreement.

         Section 11.24. Compliance with the Americans with Disabilities Act. Notwithstanding any other provision of this Lease to be contrary, Lessee shall comply with The Americans with Disabilities Act, and all regulations and orders promulgated pursuant thereto, as well as any related state, county and local laws, regulations and building codes (collectively the "ADA"). Lessee shall make all alterations to the Premises required by the ADA and shall use and occupy the Premises at all times in compliance therewith. Lessee agrees to indemnify, defend and hold Lessor harmless from and against any claims, losses or causes of action arising out of Lessee's failure to comply with the ADA as required above. Any alterations made by Lessee during the term of this Lease shall be in compliance with the ADA and all other requirements of this Lease. At Lessor's sole option, Lessor may (but shall not be obligated to) make any alterations to the Premises deemed necessary by Lessor to comply with the ADA and Lessee shall reimburse Lessor for such costs, upon demand, as additional rent. No approval by Lessor of alterations made by Lessee shall constitute a warranty by Lessor that such alterations comply with the ADA. In addition, Lessor does not warrant that the Premises, the Building, the parking lot, common areas or improvements provided by Lessor during the term of this Lease comply with the ADA. To the extent that Lessor is required to place and keep the Building, parking lot or common areas in compliance with the ADA, then Lessor shall be entitled to include its expenses of compliance as additional rent and Lessee shall be responsible for its proportionate share thereof pursuant to this Lease.

IN WITNESS WHEREOF, Lessor and Lessee have signed this lease as of the day and year first above written.

Signed, sealed and delivered              Daniel B. Cowart dba
this_______day of ________,               ALPHARETTA SQUARE SHOPPING CENTER
19__, in the presence of:            (Lessor)

/s/ MELANIE LY                            By:    /s/ DANIEL B. COWART
--------------------------------                 -------------------------------
Unofficial Witness


--------------------------------
Notary Public,
_____________County, State of

[NOTARY SEAL]


Signed, sealed and delivered              (Lessee) FUTURUS FINANCIAL SVCS., INC.
this_______day of ________,
2000, in the presence of:

                                          By:  William M. Butler
Unofficial Witness

                                          Its:  President

/s/ TERRI Y. RICHARDS                     By:   /s/ WILLIAM M. BUTLER
--------------------------------                --------------------------------
Unofficial Witness
                                          Its:

                                [CORPORATE SEAL]

Notary Public,
_______County, State of Georgia

[NOTARY SEAL]

Signed, sealed and delivered              AFCO Realty Services, LLC
this______day of _______,                 (Agent)
         2000, in the presence of:

                                          By:   /s/ J. WILLIAM BUTLER
                                                --------------------------------
Unofficial Witness                                  J. William Butler
                                          Its:      President

                        ALPHARETTA SQUARE SHOPPING CENTER

                                      RIDER

1. Lessee acknowledges that other tenants have been granted, and will be granted from time to time, the exclusive right to operate certain businesses in the Shopping Center, and agrees that Lessee's operation shall be limited to the Specific Use Clause described in Article I, Section 1(k) of this lease, and that Lessee shall in no event operate a business or sell items in the Demised Premises outside its use clause.

2. Lessee's sole remedy for Lessor's breach of the foregoing covenant shall be an action for injunctive relief. Lessee waives its right to seek damages or to terminate this Lease as a result of such breach.

3. At such time as Lessor acquires the agreement of fifty percent (50%) of the tenants at Alpharetta Square to convert the signage on each space to backlighted channel letters on a raceway, Lessee will pay for such signage on Lessee's space.

                                   EXHIBIT "A"

                        ALPHARETTA SQUARE SHOPPING CENTER

                                LEGAL DESCRIPTION

ALL THAT TRACT or parcel of land lying and being in Land Lots 693 and 694 of the 1st District, 2nd Section, Fulton County, Georgia and being more particularly described as follows:

BEGIN at an iron pin placed at the point of intersection of the westerly right-of-way line of Roswell Street (40' right-of-way) and the northwesterly right-of-way line of State Highway #9 (aka Alpharetta Road) (80' right-of-way); running thence along said right-of-way line of State Hwy. #9 south 62 degrees 21 minutes 31 seconds west a distance of 431.68 feet to an iron pin found (1" o.t.) thence leaving said right-of-way line and running north 25 degrees 05 minutes 24 seconds west a distance of 188.93 feet to an iron pin found (3/4" R.R.); running thence north 07 degrees 38 minutes 49 seconds west a distance of 145.15 feet to an iron pin found (3/4" o.t.); running thence south 69 degrees 23 minutes 05 seconds west a distance of 55.66 feet to an iron pin placed; running thence south 28 degrees, 00 minutes, 19 seconds west a distance of 69.59 feet to an iron pin found (3/4" o.t.), running thence south 03 degrees, 05 minutes, 21 seconds west a distance of 64.97 feet to an iron pin found (3/4" o.t.); running thence south 89 degrees, 05 minutes, 15 seconds west a distance of 52.62 feet to an iron pin found (1/2" R. R.) located on the westerly land lot line of Land Lot 693; running thence along said land lot line north 01 degree, 38 minutes, 18 seconds east a distance of 266.62 feet to an iron pin found (1/4" sq. R. R.) which iron pin found is located at the corner common to Land Lots 647, 694, 693 and 648; thence running along the western land lot line of Land Lot 694 north 00 degrees, 53 minutes, 08 seconds east a distance of 577.69 feet to an iron pin found (iron); running thence south 77 degrees, 59 minutes, 25 seconds east a distance of 356.79 feet to a fence corner; running thence south 00 degrees, 07 minutes, 18 seconds east a distance of 95.55 feet to an iron pin found (iron); running thence south 68 degrees, 37 minutes, 38 seconds east a distance of
571.75 feet to an iron pin found (1/2" R. R.); said iron pin found being located on the westerly right-of-way line of Roswell Street (40' right-of-way); running thence along said right-of-way line south 32 degrees, 13 minutes, 41 seconds west, a distance of 516.49 feet to an iron pin placed, said iron pin placed being the POINT OF BEGINNING. Said tract containing 12.505 acres, as shown on the plat of survey prepared for Alpharetta Square, Inc. by A. W. Browning, Georgia Registered Land Surveyor #490, dated May 20, 1986.

                                   EXHIBIT "B"

                        ALPHARETTA SQUARE SHOPPING CENTER

                             [SITE PLAN SHOWN HERE]